                                                                   EXHIBIT 10.23

PURCHASE AGREEMENT                          ATG/IET Proprietary and Confidential



                              PURCHASE AGREEMENT
                                    BETWEEN


                                   ATG INC.
                            2025 BATTLLE BOULEVARD
                          RICHLAND, WASHINGTON 99352


                                      AND


                   INTEGRATED ENVIRONMENTAL TECHNOLOGY, LLC
                               1935 BUTLER LOOP
                           RICHLAND WASHINGTON 99352


                                FOR SUPPLYING A

                  PEM(TM) - GASIFICATION/VITRIFICATION SYSTEM




                                     NOTE
        THIS DOCUMENT CONTAINS PROPRIETARY AND CONFIDENTIAL DATA THAT
        SETS FORTH TECHNICAL KNOWHOW AND TRADE SECRETS OF ATG INC. AND
          INTEGRATED ENVIRONMENTAL TECHNOLOGY LLC. THIS DOCUMENT MAY
         NOT BE REPRODUCED, OR SHOWN, TO ANY THIRD PARTY WITHOUT THE
                   EXPRESS PRIOR WRITTEN PERMISSION OF ATG.


     CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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                               TABLE OF CONTENTS
                               -----------------

          SECTION                              TITLE
          -------                              -----
             1                     COMMERCIAL TERMS AND CONDITIONS

             2                     SCOPE AND GENERAL REQUIREMENTS

             3                     FUNCTIONAL AND OPERATIONAL REQUIREMENTS

             4                     FEEDSTOCK SPECIFICATION

             5                     INDEMNIFICATION

             6                     SIGNATURES



                                LIST OF TABLES
                                --------------

TABLE 4-1.  Composition and run time to be used for performance test.

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PURCHASE AGREEMENT                          ATG/IET Proprietary and Confidential

                      1. COMMERCIAL TERMS AND CONDITIONS

This agreement between ATG Inc., d.b.a. Allied Technology Group (ATG), referred to as "Buyer" with offices in 47375 Fremont Blvd., Fremont, CA 94538, a corporation duly registered in the State of California and Environmental Technology, LLC (IET), referred to as "Seller" with offices in 1935 Butler Loop, Richland, Washington, a New York Limited Liability Company duly registered in the State of Washington, covers commercial terms and conditions and technical specifications and requirements for a skid mounted gasification/vitrification system to be supplied by IET.

1.1    PRICE:

SYSTEM HARDWARE, DOCUMENTATION AND TESTS. IET agrees to provide a skid mounted Plasma Enhanced Melter (PEM(TM)) gasification/vitrification system (the "system") including all documentation, shop tests, and performance tests specified in this purchase agreement, FOB ATG Richland site, at a fixed price cost of $470,000.

1.1.1 PAYMENT TERMS. ATG will pay IET $[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] upon execution of this agreement. The balance of the $470,000 sale price plus applicable taxes will be due at system delivery.

1.1.2 ONE YEAR SERVICE CONTRACT. ATG will pay IET $[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] for a fixed price cost for one-year service contract as specified in this purchase agreement. Payable semiannually with first payment due upon system delivery.

1.2    PERFORMANCE WARRANTY

IET warrants that the System will perform in all material respects in accordance with specifications in accordance with specifications set forth for a period of one year after delivery to ATG's facility provided that ATG agrees to a one year service contract as stipulated below.

Labor required for installing parts will be provided by ATG.

1.3    LICENSE AND RIGHT OF FIRST REFUSAL

       This License and Right of First Refusal agreement pertains to Low Level Waste as defined in 10 CFR 61 and only includes wastes termed Class A, Class B, or Class C as defined in 10 CFR 61 for all territories covered herein.

1.3.1 LICENSE. With respect to all future sales of PEM systems, to ATG, for use by ATG, ATG agrees to pay to IET ongoing royalties on gross revenues generated from processing waste in the IET PEM(TM) system as set forth in a Purchase Agreement for each such system, which royalties shall be [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]%. Such royalties shall be payable within 30 days of receipt of revenues by ATG.



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1.3.2 RIGHT OF FIRST REFUSAL. For all PEM systems for gasification/vitrification of LLW for delivery prior to January 1, 2001, ATG shall have a right of first refusal to provide PEM LLW systems (except as described in section 1.3.3) in the United States, Taiwan or mainland China. Any contract for sale of a PEM system for gasification/vitrification of LLW shall be approved by IET. All PEM systems sold by ATG shall be designed and fabricated by IET. If ATG chooses to provide another technology for the treatment of LLW, IET has the right to offer the PEM technology independent of ATG.

1.3.3 Low-Level Waste (LLW) or Low-Activity Waste derived from High-Level Waste
      (HLW) (e.g. Hanford Tank Waste) or High-Activity waste is exempt from the right of the first refusal agreement.


                       2. SCOPE AND GENERAL REQUIREMENTS


2.1  SYSTEM HARDWARE SCOPE

Work shall include delivery of a gasification/vitrification system and accessories, fully skid mounted, assembled, and wired ready for operation at ATG's facility after minimal field assembly and installation. The entire gasification/vitrification system begins at the batch and liquid feeder inlet and ends at the ID. fan outlet. The unit shall be shipped F.O.B. Richland, Washington. The vendor's scope of supply shall include:

     1. Feed subsystem encompassing a batch feeder and an auger - liquid/sludge feeder.
     2.  Process chamber subsystem encompassing the electrical heating elements.
     3. Molten material drain subsystem encompassing metal and glass drains and collection devices.
     4. Off-gas subsystem encompassing scrubbers, high efficiency mist eliminators, ID fans and discharge piping. ATG plans to connects the offgas subsystem ID fan outlet to the SAFGLAS process chamber to allow oxidation of the syngas produced during processing of organic material. The system shall include all instrumentation, flame arrestors and other devices needed for safe delivery of the syngas to the SAFGLAS system.
     5. Electrical subsystem encompassing transformers, main breakers, starters, AC and DC power controllers (main power supply transformers to be by ATG).
     6. Main control subsystem encompassing Seimens 505/545 PLCs, computer and Supervisory Control Data Acquisition 64 Tag/ID Wonderware man/machine interface software.
     7. Utilities including cooling water subsystem(s), steam supply subsystems, and nitrogen purge subsystem.

2.2  SHOP TESTING SCOPE.

After shop assembly, the unit shall be shop tested to the extent practical. After shop assembly,

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the unit shall be shop tested to the extent practical. All pressurized systems shall undergo a hydrotest at a minimum of 1.5 times the normal operating pressure with no visible leakage and less than 1% pressure loss during 30 minutes. Certified test reports shall be submitted after each test. ATG Quality Assurance shall be allowed to witness all of the tests. Calibration certification of crucial instrumentation provided by IET to ATG. This should be a Q&A issue. Certified test reports shall be submitted after each test.

2.3  SYSTEM TEST SCOPE

System testing shall be conducted after the unit is installed at ATG's facility. Work shall consist of: 1) start-up of the system at ATG facilities, trouble shooting the system hardware and software to ensure operation according to the established procedures, and 2) demonstrating system performance with surrogate materials (see section 3). This "performance test" shall be in accordance with a Test Plan/System Acceptance criteria which shall be submitted for review by ATG, at least three weeks before the test period. Acceptance criteria shall demonstrate the following general areas.

     1. The system can operate at the rated capacity of 50-100 lb/hr based on a 144 hour continuous operation.

     2. The particulate carry-over will be approximately 1% to 5% of the mass feed rate and that the high turbulence in the process chamber (due to a highly compact size of the chamber) will not generate high particulate entrainment.

     3. The glass draining mechanisms will produce a free flowing glass material and will operate safely without plugging and failure.

     4. Metal draining mechanism will drain metals accumulated in the bottom of the melter and that the device will operate safely.

IET's scope shall include provision of all labor, tools and test instrumentation. Surrogate material required during the system tests will be provided by ATG. IET shall fix or replace any part of the system that malfunctions or found to be unacceptable during the tests. Tests shall be witnessed by ATG representatives. Test results shall be documented in a test report, certified and submitted for ATG for approval. After acceptance and approval of the test results by ATG, the unit shall be disassembled and shipped to ATG's site.

2.4  DELIVERABLES DOCUMENTS

The following documentation shall be provided by IET.

     1. PERMIT SUPPORT DESIGN PACKAGE. Work shall include preparation of a design document as needed for ATG to obtain permit from Benton County Air authority and the

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          Washington State Department of Health.

     2. AS-BUILT DRAWINGS. The design drawings including PFDs and P&IDs, mechanical/assembly, wiring diagrams, and equipment and instrument data sheets shall be updated to incorporate as-built conditions of the system and shall be submitted two weeks before shipment of the system to ATG. All drawings must be sealed by a Washington State licensed professional engineer.

     3. OPERATING AND MAINTENANCE PROCEDURES/INSTRUCTIONS. Two copies of an O&M manual, including parts list for the entire system, shall be submitted one week before delivery of the unit. Spare parts lists shall provide adequate information and specifications to allow ordering of spare parts by a purchasing agent. Parts which are to manufacturer part designation and description so that ATG may competitively bid and acquire standard spare parts. All parts which are considered as proprietary and can only be purchased from IET shall be listed along with a price and standard delivery charge if not a stock item. The spare parts list shall be specify the expected life and recommended stocking level.

2.5  EXCLUDED FROM SELLER'S SCOPE OF SUPPLY:

The following items will be provided by others.

     1.   PERMITS. Permit application and permit approval documentation.

     2. SCRUBBER WASTE TREATMENT SUBSYSTEM. Offgas scrubber liquor shall be pumped to a container which will be provided by ATG.

     3. REAGENT STORAGE AND FEED. ATG will purchase this unit according to specifications provided by IET.

     4. INSTRUMENT/SERVICE AIR. Service and instrument air will be provided by ATG according to the specifications supplied by IET.

     5. NITROGEN SUPPLY. Nitrogen supply tanks and evaporators will be provided by ATG according to the specifications supplied by IET.

     6. PROCESS (POTABLE) WATER SUPPLY. Potable water supply will be provided by ATG according to the specifications supplied by IET.

     7. BUILDING CONFINEMENT HEPA/VENTILATION). Building HEPA ventilation system will be provided by ATG.

     8. ELECTRICAL SUPPLY. ATG will wire the main electrical power supply line to the main

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          breaker for the system. The main breaker or a switched disconnect shall be provided by IET. Provisions for 25% capacity expansion will be provided.

     9. SKID INTERCONNECTION WIRING. Interconnection wiring between the system skids will be performed by ATG according to wiring diagram provided by IET.

     10. INTERCONNECTION PIPING. The system shall be skid mounted and piped to the maximum extent possible. ATG will provide labor and material to set and anchor the skids and other subsystems, interconnect the piping and wiring between the skids and other subsystems and connect to the skid and other subsystems to the utilities supplied by ATG. Piping from the system offgas outlet to the SAFGLAS process chamber will also be by ATG.

     11. BUILDING AND STRUCTURES. Structures to house the system will be provided by ATG

     12. SURROGATE FEED MATERIALS. Surrogate feed materials to be provided by ATG for performance test.

2.6  MAINTENANCE SERVICE CONTRACT

IET agrees to provide engineering and technical support needed for the operation and maintenance of the system during the first year of operation. Services provided under this item includes:

     1. ENGINEERING/TECHNICAL: Engineering and technical support needed for the fine tuning, re-design, re-work and/or repair of the system as a whole and/or individual system components including instrumentation and control devices and logics/computer programming.

     2. GLASS CHEMISTRY SUPPORT. All engineering and technical support including guidance on sampling and analysis needed for the design and control of glass chemistry versus the feedstock that ATG processes through the unit. (This does not include the cost of sample analysis)

     3. REWORK LABOR: Any labor required for fabrication and/or testing of new parts required to replace failed or inadequate components outside of ATG's facility.

     4. REPLACEMENT PARTS. All replacements parts and components that are required to replace failed components where failure was the result of IET engineering error. Additional components such as new hearths required for testing a different waste type are not covered under replacement parts.

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2.7  FABRICATION CODES AND STANDARDS

The System shall be designed and fabricated according to acceptable industry standards. Requirements of ANSI/ANS 40.35-1991, "Volume Reduction of Low-Level Radioactive or Mixed Waste" may be used as a guideline. All motors and electrical devices used in and near the pipes and devices handling syngas must conform to applicable codes. The system shall be designed, fabricated and installed in accordance with applicable local, state, and federal requirements and codes. All electrical panels and devices shall be UL listed as required by the state of Washington.

2.8  QUALITY ASSURANCE

Work covered by this purchase order is subject to quality assurance requirements under DOE's 10 CFR 830.120 regulations.

2.9  SCHEDULE

2.9.1 Within twenty (20) days after the date of this agreement, IET shall develop and submit for ATG's approval a conceptual system design, fabrication assembly, pre-test and delivery schedule. The parties agree to reach approval of such matters within twenty (20) days after such submission by IET, and any delay beyond twenty (20) days shall be added to IET's period of performance in paragraph 2.9.2 below.

2.9.2 IET shall use it's best efforts to deliver the PEM(TM) gasification/virtrification system within twenty (20) weeks after the date hereof. This delivery date shall be extended by a period of time equal to the amount of delay IET experiences in the delivery of any part ordered from its vendors. IET shall timely inform ATG of any such delay. Upon notice to ATG, IET may extend the delivery date for a reasonable period necessary to incorporate improved features which result from the operation of IET's existing PEM furnace, if such PEM system conforms to the functional and operational requirements of Article 3.

2.10 TERMINATION. If ATG terminates this Agreement prior to final payment and delivery of the PEM system, IET shall stop all work under this Agreement and shall submit an invoice to ATG within thirty (30) days of such termination. Such invoice shall include all financial obligations undertaken by IET hereunder, including materials delivered or ordered; labor and overhead incurred prior to termination; close-out and other costs incident to the termination; and unrealized profit based upon a pro-rata portion of IET's performance under this Agreement. ATG shall pay such invoice within thirty (30) days of receipt, and upon payment, IET shall deliver to ATG all materials purchased under this Agreement, but such delivery shall not constitute a license or other permission to operate a PEM system under any patent of other intellectual property right of IET.

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                  3.  FUNCTIONAL AND OPERATIONAL REQUIREMENTS

3.1  GENERAL REQUIREMENTS

1. The function of the system shall be to provide thermal treatment of the feedstock specified in this document. The system shall receive low-level radioactive wastes, gasify the organic material using air or steam as a source of oxygen, remove impurities in the resulting gas, oxidize any residual organic material via the SAFGLAS thermal destruction unit, and convert the inorganic material into a leach resistant vitrified form. The system shall also recover secondary residues from the scrubber systems for treatment and stabilization.

2. The system shall be able to process solids, liquids and sludges at the specified feed rates.

3. Liquids/sludges shall be pumped by a metering feed pump/tank assembly. Feed rate shall be controlled and monitored from control panel. Solids shall either be placed inside an approximately 6- inch O.D. by 7-inch cylindrical cardboard canister and fed to the unit through a batch feeder or fed using the auger feeder.

4. The process shall convert the inorganic and mineral residues remaining in the process chamber into a glass waste form that meets the leachability criteria established in the RCRA Land Disposal Regulations.

5. Radionuclides contained in the residues must also meet the Hanford site waste disposal leachability criteria. The synthesis gas produced by the plasma arc shall be first cleaned by a two step polishing process and then released to SAFGLAS for oxidation. To this end, the syngas from the process chamber, which is expected to contain 25 to 60 percent hydrogen, 10 to 40 percent carbon monoxide, 1 to 5 percent methane, and 1 to 5 percent acids, shall be quenched, scrubbed and filtered to remove particulates. Halogen gases, such as chlorine and acid gases, such as HCI, and acid gas precursors, such as sulfates, shall be removed by the caustic water in the scrubber.


3.2  WASTE FEED

The following general steps define the feed system operation:

1.   Bulk solid material shall be fed via a batch feeder

2. The batch feeder shall be complete with controls, purging system and feed conveyor and shall be integrated such as that the feed conveyor places a six inch by seven inch ( 6" by 7") cylindrical canister made from cardboard material into the feeder at a pre-selected feed rate. Design of the canisters shall also be by IET.

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3.   Liquid wastes shall be fed via separate liquid feeder.

4. The liquid/sludge feeder shall be designed to interface with ATG's container unloading pump. ATG will use portable pumps to unload wastes from the incoming containers which will be fed to the IET supplied feed tank.

5. The feed tank shall have a working capacity of 200 gallons and shall be air tight suitable for nitrogen inerting.


3.3  PROCESS CHAMBER

Process chamber including its accessories shall operate as follows:

1. The unit shall be able to handle a mixture of solid, sludge and liquid inorganic and organic feedstock.

2. In the presence of heat and steam the organic material in the chamber shall be converted into syngas. The temperatures in the process chamber shall be high enough to allow destruction of organic material.

3. A steam generator shall feed controlled amounts of steam to the process chamber as demanded by the steam reformation process.

4. After gasification, the remaining inert material including metals and minerals, referred to as residues, shall be heated to a molten state in the process chamber.

5. The gas discharge line shall be equipped with a pressure relief device based on a water seal tank concept.

6. The molten material shall retain radioactive and non-radioactive metals (except those having low vapor pressure at the operating temperature).

7. Fluxes and other additives shall be introduced in the process chamber to improve the handling and quality of the residues. The residues shall meet the EPA leachability tests as defined by TCLP test protocols. The residues shall also meet the performance requirements of the Hanford site Solid Waste Acceptance Criteria.

8. A pre-heater device is provided to control process chamber temperature during the initial start-up as well as shut-down and idle periods.

9. The process chamber refractory lining shall be of modular design to allow ease of refractory replacement or other wise have provisions for change out.

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3.4  RESIDUE HANDLING

Residue handling unit and its accessories shall operate as follow:

1. Upon demand, discharge mechanisms shall facilitate the flow of the molten residues from the top and bottom of the process chamber and pour the molten material into a mold.

2. An air tight enclosure shall be provided and located under the molten residues discharge ports such that to provide safe operating conditions and to capture any fugitive emissions generated during the discharge operations (see gas purging subsystem).

3. During the residue discharge operations, the enclosure shall be flushed with an inert gas to prevent the reaction of gases released from the chamber with air. The exhaust from purging the enclosure is routed to the syngas ID fan outlet.

4. Residues discharged from the process chamber shall be poured into either a short drum (1/2 55 or 30 - gallon).


3.5  OFFGAS TREATMENT

Gases leaving the process chamber contains particulates which shall be removed in the offgas processing unit as follows.

1. The exhaust from the process chamber shall be first cooled to a temperature which is specified by the scrubber manufacturer. After quenching, the gases shall be wet scrubbed to remove particulates and acid gases. The scrubber is to provide 98% removal of HCI, 90% of H2S and 90% removal of particulate, assuming greater than 50 wt% particulate less than 2 microns.

2.   Reagents shall be added to the scrubber to remove metals and acid gases.

3. The concentrated quench and scrubber bottom liquids containing salts shall be pumped to a drum filling flange which shall be provided by IET. The drum fill flange shall be equipped with a level indicator.

4. A pH element shall be provided to measure the pH of the liquids in the scrubber. Access to be provided for pH monitor and replacement. Reagent metering pump and tank shall be

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     provided by IET and reagents shall be automatically introduced into the scrubber sump when the pH is out of the control range. PH and feed controller to be monitored from control panel.

5. A density measurement device shall be provided to monitor the dissolved solids concentration in the sump. When the dissolved solids concentration reaches the set point, a pre-determined quantify of the sump contents shall be pumped out of the sump and into the secondary waste treatment system.

6. The quench tank/scrubber shall be equipped with devices (e.g., rupture disc) to minimize the impact of an unlikely deflagration/detonation event caused by a mixture of syngas and air in the presence on a spark (see gas purging subsystem).

7. An induced draft (ID) fan shall be included to provide the motive force for suction of the syngas through the following upstream components including the process chamber and offgas subsystem. The ID fan shall have sufficient motive force to create a vacuum pressure of approximately minus 10 inches (-10" W.C.) of water column in the process chamber.

8. A detonation flame arrestor and a drum water seal shall be installed at the ID fan discharge line to prevent propagation of flame from the syngas oxidation device (SAFGLAS process chamber) back into the offgas system.


3.6  SAMPLING AND ANALYSIS

Gas sampling features shall include the following:

1. System operation shall be controlled by an automatic gas sampling and analytical unit installed at an appropriate location in the syngas processing line. The unit shall measure the concentration of CO, and C02, gases in the syngas line. The measured concentration of the gases shall be used for controlling process parameters such as: 1) the feed-rates for the various waste mixtures; 2) steam injection rate; 2) temperature; and, 4) pressure settings.

2. Oxygen sampling units shall be provided in strategic locations throughout the syngas line to ensure process safety.

3. CO monitors shall be provided around the process units to detect potential leakage's in the system.

4. Other manual gas sample points with a proper sample connectors shall be included in the system.


3.7  GAS PURGING

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1.   Purging capabilities shall be provided for safe handling of the noxious, explosive and poisonous gases (e.g., hydrogen and carbon monoxide) that may exist at the various inlet and outlet interfaces of the system. This includes providing inert gas supply points to vent, purge and flush various enclosures at the system interface points.

2. The exhaust gases from purging operations shall be sent to the main offgas outlet.


3.8  INSTRUMENTATION AND CONTROLS

1. The system shall be supplied with all of the instrumentation needed for the complete operation of the system.

2. The system controls and instrumentation shall be designed for minimum operator attendance. Minimum operator attendance is defined as 1 operator during feed processing.

3. The liquid and batch feeders shall be designed for automatic operation requiring only initial settings of conveyors, pumps, etc. The feed units shall not require operator attendance other than placing wastes in the feeder inlets.

4.   Remote actuators shall be provided for all routinely operated valves.

5.   The main control panel shall be based on a programmable logic controller
     (PLC) unit which shall be connected to a computerized control system located near the system. The software used for the controls shall be Wonderware.

6. The PLC and the computerized control units shall be Seimens product and shall be provided by the IET.

7. System's main process controls shall be designed for operation both from the IET supplied computer and from a second computer located at the SAFGLAS control room.

8. Key instrumentation requiring the attention of the floor operators shall have duplicate local indication near the area where the floor operator are working.

9. All PID controllers shall be mounted in a central control panel. (Preferred PID model powers controllers - model No.535-2)

10. A gas analyzer unit shall monitor the concentration of key process parameter (e.g., CO, CO2, and O2) in the syngas line. Output from this analyzer shall be used for controlling the system feed rate for various types of feedstock. SCADA interface to be provided.

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11.  The system shall have an automatic waste feed cut-off system that stops the feed to the process chamber and brings the overall system into a safe shut-down mode in the event of a critical process malfunction or equipment failure.

12. The system controls shall be designed to operate in an "idle" mode for long periods of time without requiring operator attendance. Idle mode means when the process chamber is kept at or near the operating temperatures without processing feedstock. Instrumentation shall be provided to detect and alarm failures and emergency conditions during the idle mode. All alarms will be monitored at the SAFGLAS control room for action by the SAFGLAS operating crew.


3.9  SYSTEM PRESSURE BOUNDARIES

The system pressure boundaries shall operate on a negative pressure with respect to the atmosphere (controlled by the induced draft fan units) pressure.


3.10 REDUNDANCY OF CRITICAL COMPONENTS

Redundancy and/or manual bypass systems shall be included for the subsystem whenever needed for safety, availability and efficiency of the system and for the safe and orderly shutdown of equipment while protecting the worker safety.


3.11 SKID MOUNTED EQUIPMENT

The system components shall be skid mounted to the extent possible. Skids shall have secondary containment. All skid mounted equipment shall be assembled and wired requiring only interconnection of the wiring and piping. Whenever possible, quick disconnects and bolts shall be used for ease of disassembly and maintenance. Major subsystems such as the feed system shall be mounted on tracks with wheels for ease of disassembly. Adequate space shall be provided for access to the equipment by the maintenance personnel and for the special provisions required for handling equipment contaminated with radiological active wastes.


3.12 EQUIPMENT LOCATION

The equipment will be installed indoors either at ATG's SAFGLAS building or inside a sea-van (land-sea container) enclosure, whichever is most suitable as indicated by ATG. The height of the system shall be minimized as much as possible to allow flexibility during installation and operation.


3.13 DESIGN FOR HANDLING FLAMMABLE/EXPLOSIVE AND POISONOUS GASES

The system shall be designed for safe handling of explosive and poisonous gases (e.g., hydrogen and carbon monoxide) generated in the process chamber gaseous effluent. This includes

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provision of purging and flushing systems so that the untreated waste can be safely admitted and treated residues can be safely discharged from the process chamber. Where necessary, rupture disks or other devices shall be included in the vessels to relieve high pressure shocks that may be created from a violent reaction of air with hydrogen.


3.14 SYSTEM THROUGHPUT

The system shall be designed with an objective of processing up to 100 pound of input waste per hour (100 lb./hr) under conditions specified in this document. However, the minimum capacity of the system under all conditions specified herein, shall exceed a rate of 50 lb./hr. The feed rate shall be demonstrated on a 144 hours continuous operation basis. This does not include glass forming additives that must be introduced in the process chamber to produce a highly leach resistant residue.


3.15 SYSTEM AVAILABILITY

The system shall be designed to operate a minimum of 6000 hours per year based on a minimum of 250 days per year on a triple shift basis.


3.16 HALOGINATED MATERIAL FEED RATE

The proposed scrubber and associated blowdown and evaporation rate shall be based on removing 10 lb./hr of HCI from a 50 lb./hr. waste feed containing 90% organic content.


3.17 CARBON CONVERSION

Automated steam injection services shall be included to minimize carbon black in the offgas. The process chamber carbon destruction efficiency shall be greater than 90 percent conversion.


                           4 FEEDSTOCK SPECIFICATION


The system input waste feed material will have a combination of physical, chemical and radiological properties described below


4.1  PHYSICAL AND CHEMICAL DESCRIPTION

     1. LIQUIDS

           .   PWR secondary side decon solutions containing EDTA solvents with high concentration of iron.
           .   Phosphate/ester based fire retarding hydraulic fluids (Fyre-
               Quil).
           .   PWR boric acid concentrates.
           .   Haloginated solvents.

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           .   Tri-butyle phosphate.
           .   Petroleum based oils and greases

     2. SLUDGE

           .   Mixed ion-exchange organic resins (dewatered and/or slurry form).
           .   Inorganic ion-exchange resins (zeoplites, etc.)
           .   Granulated activated carbon filter.

     3.  SOLIDS

           .   Pathogenic and biological waste bags.
           .   Paper, cardboard, wood, cloth and plastics and up to 10% tramp metals (S.S., copper, zinc, iron, etc.)
           .   Absorbent material such as diatomaceous earth (DE), solca-floc, and vandermiculite
           .   Haloginated plastics (PVC, Teflon, etc.).


4.2  RADIOACTIVITY

During the first year of operation, the surface dose rate of the input waste drums will be less that 1 mR/hr. This level will be increased that time up to 10 mR/hr


4.3  SYSTEM TEST SURROGATE WASTE

System shall be tested for three 48 hour continuous test runs. The 3 runs shall be conducted immediately one after another. The composition of the test feedstock and run times are shown in Table 4-1.

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PURCHASE AGREEMENT                          ATG/IET Proprietary and Confidential
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TABLE 4-1. Composition and run time to be used for performance test

                                   ==========================================================
                                        RUN 1               RUN 2               RUN 3
                                      48 HOURS            48 HOURS            48 HOURS
                                   ==========================================================

=============================================================================================
    SIMULATED FEEDSTOCK FOR        FEED      RUN       FEED      RUN       FEED      RUN
       PERFORMANCE TESTS           CONc.     TIME      CONc.     TIME      CONc.     TIME
                                    (%)      (HRS)      (%)      (HRS)      (%)      (HRS)
=============================================================================================
LIQUIDS
---------------------------------------------------------------------------------------------
PWR secondary side decon            100%      12
solutions containing EDTA
solvents with high
concentration of iron
---------------------------------------------------------------------------------------------
Phosphate/ester based fire          100%      12
retarding hydraulic fluids
(Fire-Quil)
---------------------------------------------------------------------------------------------
PWR boric acid concentrates         100%      12
---------------------------------------------------------------------------------------------
Haloginated solvents                100%      12
---------------------------------------------------------------------------------------------
Tri-butyle phosphate
=============================================================================================
SLUDGE
---------------------------------------------------------------------------------------------
Mixed ion-exchange organic resins                       10       36
(dewatered and/or slurry form).
---------------------------------------------------------------------------------------------
Inorganic ion-exchange
resins(zeolites, etc.)
---------------------------------------------------------------------------------------------
Granulated activated carbon filter.                    100       12
=============================================================================================
SOLIDS
---------------------------------------------------------------------------------------------
Pathogenic and biological
waste bags.
---------------------------------------------------------------------------------------------
Paper, cardboard, wood, cloth                                               100       12
and plastics with 10% by
weight metals including 5%
S.S. and 5% copper.
---------------------------------------------------------------------------------------------
Absorbent Material - DE, solca-                                             100       12
floc and vermiculite
---------------------------------------------------------------------------------------------
Haloginated plastics (PVC,                                                  100       24
Teflon, etc).
=============================================================================================
TOTAL                                         48                 48                   48
=============================================================================================

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                             6.0  INDEMNIFICATION

ATG agrees to indemnify, defend and hold IET harmless in the event of any loss, damage, award, judgement, expense or the like (including attorney's fees and expenses) resulting from ATG's operation of the system delivered hereunder, if such loss, damage, award expense or judgement results from ATG's negligence or operation of the system outside of specifications provided by IET.


                                7.  SIGNATURES

     ATG and IET representatives affix their signatures below and duly acknowledge their respective firm's concurrence with the terms and conditions and other requirements stipulated in the Agreement.

     ATG Inc. (ATG), a California Corporation ("ATG")


     By: Frank Chiu
     Title: Executive Vice President

     Signature: ______________________ Date:___________


     Integrated Environmental Technologies, LLC, a New York Company ("IET")

     By: Daniel R Cohn
     Title: President

     Signature: ______________________ Date:___________

     By: Jeffrey E. Surma
     Title: Executive Vice President

     Signature: /s/ Jeffrey E. Surma   Date: 12-8-97
               -----------------------

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